UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2017 (October 12, 2017)

PGT Innovations, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida		34275
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (941) 480-1600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2017, PGT Innovations, Inc. (the "Company") announced that Jeff Jackson, President and Chief Operating Officer, was elected Chief Executive Officer of the Company, effective January 1, 2018.  Mr. Jackson will continue as President of the Company.  In addition, the Company announced that Rod Hershberger, the Company's current Chairman of the Board of Directors and Chief Executive Officer, will continue as Chairman of the Board of Directors following Mr. Jackson's succession to the position of Chief Executive Officer.

Mr. Jackson, age 51, was named the Company's President and Chief Operating Officer in June 2014.  Prior to this role, Mr. Jackson served as Executive Vice President and Chief Financial Officer, since March 2010.  Mr. Jackson joined the Company as Vice President and Chief Financial Officer in November 2005, the position he held until March 2010.

A copy of the press release issued by the Company making these announcements is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of PGT Innovations, Inc., dated October 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Date: October 12, 2017	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of PGT Innovations, Inc., dated October 12, 2017